Exhibit 10.14.b
SECOND AMENDMENT OF
FMC TECHNOLOGIES, INC.
NON-QUALIFIED SAVINGS AND INVESTMENT PLAN
WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Non-Qualified Savings and Investment Plan (the “Plan”);
WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and
WHEREAS, this Second Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;
NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 9.1 Amendment and Termination of the Plan, the Plan is hereby amended in the following respects, effective January 1, 2015:

1.    Section 4.1 of the Plan is hereby amended in its entirety to read as follows:
Deferral Contributions. Each eligible employee as defined under Section 3.1 who has made an election to defer a portion of his or her Compensation under the Savings Plan for a Plan Year may elect to defer an additional amount under this Plan for that Plan Year, as Deferral Contributions. A Deferral Contribution is an amount, between 1% and 75% of the Participant's Compensation.

A Participant's Deferral Contributions for a Plan Year may not exceed his or her Compensation. A Participant must make his or her deferral election for a Plan Year no later than the last day of the preceding Plan Year, and may not change his or her deferral election during the Plan Year, provided, with respect to the deferral of any Compensation representing “bonus” Compensation, the deferral election must be made no later than the last day of the Plan Year preceding the Plan Year in which the performance of services giving rise to the bonus commences. Notwithstanding the foregoing, when an employee first becomes an eligible employee, he or she may make a deferral election no later than thirty days after becoming an eligible employee, so long as the deferral election applies to Compensation earned during the Plan Year after the date of the deferral election.

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 18th day of December 2015.

FMC TECHNOLOGIES, INC.

By: /s/ Mark J. Scott

Its: Vice President, Administration